Exhibit 99.2

ATPC Partners with Photons Solar to Advance Solar PV Mounting Systems in ASEAN

Joint Initiative to Boost Renewable Energy Adoption and Support Carbon Neutrality in the Region

KUALA LUMPUR, 13 SEPTEMBER 2024 – NASDAQ-listed AGAPE ATP Corporation (“ATPC”), through its subsidiary, ATPC Green Energy Sdn. Bhd. (“ATPC Green Energy”) has entered into a strategic collaboration with Xiamen Photons Solar Technology Co., Ltd (“Photons Solar”), a value chain partner of a Shenzhen Stock Exchange-listed Fujian Minfa Aluminium Co., Ltd (“Fujian Minfa Aluminium”). This collaboration focuses on developing solar photovoltaic (PV) mounting systems for Malaysia and ASEAN countries. The agreement was signed at Photons Solar’s headquarters in Xiamen, China.

This partnership comes at a pivotal time as ASEAN countries intensify their efforts toward a zero-carbon energy future. Governments in the region have been implementing various policies to encourage the development and use of renewable energy, with a strong focus on achieving carbon neutrality. The collaboration between Photons Solar and ATPC Green Energy, both leaders in renewable energy innovation, is designed to accelerate these efforts and drive the transformation of the ASEAN solar market.

Prof Dato’ Sri Dr How Kok Choong, the Founder and Global Group CEO of ATPC said, “This partnership with Photons Solar is a strategic step forward for us as we continue to develop solar PV farms in Sabah. Our collaboration aims to address critical issues such as grid stability and power supply challenges, ultimately supporting Sabah’s shift to a clean, affordable, and reliable energy source. By aligning our efforts with a partner that shares our vision, we are well-positioned to make a significant impact on the renewable energy landscape in the region.”

“We believe that sharing technological expertise is the key to driving innovation and fostering collaboration. By working with Photons Solar, we are combining our strengths to create versatile and flexible solar solutions that cater to the diverse needs of the ASEAN market. This partnership allows us to leverage local insights and advanced technologies, further supporting our commitment to advancing renewable energy goals across the region,” How added.

Photons Solar, renowned for its extensive experience in solar PV mounting systems with over 5 gigawatts (GW) in cumulative shipments and a 960,000 square meter manufacturing facility owned by Fujian Minfa Aluminium, brings a wealth of knowledge and advanced technology to this collaboration. The company is committed to providing high-quality, efficient, and customized solar mounting solutions that cater to various customer requirements.

Mr. Paul Cao, Chief Executive Officer at Photons Solar, said, “We are pleased to partner with ATPC Green Energy, given their solid presence and experience in the ASEAN region. Collaborating with a company that understands the local market dynamics allows us to work more effectively towards our shared goals in promoting renewable energy. We look forward to this journey together.”

The projects under this collaboration will leverage Photons Solar’s state-of-the-art solar mounting systems while drawing on ATPC Green Energy’s service-oriented approach. By integrating their expertise in project management, technological innovation, product quality, and service excellence, both companies are poised to deliver efficient, reliable, and environmentally sustainable solar projects that align with the region’s energy needs.

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About AGAPE ATP Corporation

Agape ATP Corporation (ATPC) is dedicated to enhancing the quality of life and promoting sustainable development. With a strong foundation built on two core business pillars, ATPC specialises in the provision of health and wellness products that caters to the diverse needs of its customers, ensuring their well-being and vitality. Additionally, APTC delivers comprehensive energy-saving solutions that empower companies to drive sustainability initiatives, reduce energy consumption, and achieve their sustainability goals.

For more information, visit https://atpc.com.my/.

Issued By: Swan Consultancy Sdn. Bhd. on behalf of Agape ATP Corporation

For more information, please contact:

Jazzmin Wan

Tel: +60 17-289 4110

Email: j.wan@swanconsultancy.biz

Mandy Tan

Tel: +60 16-477 2257

Email: m.tan@swanconsultancy.biz

FORWARD LOOKING STATEMENT

Certain statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected benefits and outcomes of the relaunch of ATPC Green Energy, the support from B&H Intec Solution, and the potential for energy-saving solutions in various sectors. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to execute its strategies, manage growth, and maintain its corporate culture; the Company’s future business development, financial conditions, and results of operations; expectations regarding demand for and market acceptance of our products and services; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Malaysia and the international markets the Company plans to serve, and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and AGAPE ATP Corporation specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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